UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2013

AXIS CAPITAL HOLDINGS LIMITED
(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road
Pembroke, Bermuda HM 08
(Address of principal executive offices, including zip code)

(441) 405-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 8, 2013, AXIS Specialty U.S. Services, Inc., a subsidiary of AXIS Capital Holdings Limited, a Bermuda company (the “Company”), entered into a Letter Agreement with John D. Nichols, Jr., Chief Executive Officer of the Company's AXIS Re business division, in connection with Mr. Nichols' relocation to the Company's Zurich, Switzerland office.  Under the terms of the Letter Agreement, which supplements and amends the Employment Agreement between Mr. Nichols and AXIS Specialty U.S. Services, Inc. dated February 6, 2012, Mr. Nichols will receive a monthly housing and utilities allowance of $25,000 USD during the term of his relocation and will be entitled to reimbursement for business-class airfare for two home leave trips for his family and customary relocation expenses.  Mr. Nichols intends to relocate in August 2013, subject to work permit approval and other conditions.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement effective July 8, 2013 by and between John D. Nichols, Jr. and AXIS Specialty U.S. Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2013

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr.
General Counsel